                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Amendment No.
3 to Form S-1 of our report dated June 17, 2002 relating to the combined financial statements of Dynegy Energy Partners Predecessor, our report dated June 1, 2002 relating to the financial statement of Dynegy DEP GP LLC, and our report dated June 1, 2002 relating to the financial statement of Dynegy
Energy Partners L.P., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/  PricewaterhouseCoopers LLP

Houston, Texas
June 27, 2002